Exhibit 99.2

Coca-Cola Enterprises, Inc.

Condensed Combined Financial Statements

Three and Six Months Ended July 2, 2010 and July 3, 2009

Condensed Combined Statements of Operations	1
Condensed Combined Balance Sheets	2
Condensed Combined Statements of Cash Flows	3
Notes to Condensed Combined Financial Statements	4

INTERNATIONAL CCE INC.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Net operating revenues	$1,731	$1,774	$3,239	$3,169
Cost of sales	1,081	1,115	2,042	2,026

Gross profit	650	659	1,197	1,143
Selling, delivery, and administrative expenses	385	394	765	749

Operating income	265	265	432	394
Interest expense, net—third party	5	7	10	16
Interest expense, net—Coca-Cola Enterprises Inc.	8	16	20	30
Other nonoperating income (expense), net	—	2	(4)	3

Income before income taxes	252	244	398	351
Income tax expense	53	47	79	66

Net income	$199	$197	$319	$285

Income (expense) from transactions with The Coca-Cola Company—Note 4:
Net operating revenues	$5	$8	$10	$12
Cost of sales	(492)	(519)	(950)	(944)

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these statements.

INTERNATIONAL CCE INC.

CONDENSED COMBINED BALANCE SHEETS

(Unaudited; in millions)

	July 2, 2010	December 31, 2009
ASSETS
Current:
Cash and cash equivalents	$293	$404
Trade accounts receivable, less allowances of $12 and $13, respectively	1,387	1,309
Amounts receivable from The Coca-Cola Company	65	78
Amounts due from Coca-Cola Enterprises Inc.	40	153
Inventories	329	288
Prepaid expenses and other current assets	120	124

Total current assets	2,234	2,356
Amounts due from Coca-Cola Enterprises Inc.	—	193
Property, plant, and equipment, net	1,658	1,883
Franchise license intangible assets, net	3,207	3,487
Other noncurrent assets, net	51	53

Total assets	$7,150	$7,972

LIABILITIES
Current:
Accounts payable and accrued expenses	$1,303	$1,442
Amounts payable to The Coca-Cola Company	62	130
Current portion of third-party debt	509	620

Total current liabilities	1,874	2,192
Amounts due to Coca-Cola Enterprises Inc.	925	1,015
Third-party debt, less current portion	214	235
Other long-term obligations	126	179
Noncurrent deferred income tax liabilities	1,076	1,172

Total liabilities	4,215	4,793

EQUITY
Coca-Cola Enterprises Inc. net investment	3,418	3,367
Accumulated other comprehensive loss	(483)	(188)

Total equity	2,935	3,179

Total liabilities and equity	$7,150	$7,972

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these statements.

INTERNATIONAL CCE INC.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Six Months Ended
	July 2, 2010	July 3, 2009
Cash Flows From Operating Activities:
Net income	$319	$285
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	124	131
Deferred income tax expense	2	11
Pension expense less than contributions	(40)	(4)
Net changes in assets and liabilities	(293)	(244)

Net cash derived from operating activities	112	179

Cash Flows From Investing Activities:
Capital asset investments	(124)	(115)
Net change in amounts due from Coca-Cola Enterprises Inc.	303	2

Net cash derived from (used in) investing activities	179	(113)

Cash Flows From Financing Activities:
Change in commercial paper, net	(21)	(107)
Issuances of third-party debt	—	172
Payments on third-party debt	(37)	(125)
Net change in amounts due to Coca-Cola Enterprises Inc.	—	(12)
Cash contribution to Coca-Cola Enterprises Inc.	(310)	—

Net cash used in financing activities	(368)	(72)

Net effect of exchange rate changes on cash and cash equivalents	(34)	4

Net Change In Cash and Cash Equivalents	(111)	(2)
Cash and Cash Equivalents At Beginning of Period	404	174

Cash and Cash Equivalents At End of Period	$293	$172

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these statements.

NOTE 1—BUSINESS AND REPORTING POLICIES

Organization

On February 25, 2010, Coca-Cola Enterprises Inc. (CCE) entered into agreements with The Coca-Cola Company (TCCC) under which:

•

TCCC will acquire CCE through a merger (the “Merger”) of a newly created TCCC subsidiary with and into CCE, with CCE continuing as the surviving corporation and a wholly owned subsidiary of TCCC. At the time of the Merger, CCE will consist of its businesses of marketing, producing, and distributing nonalcoholic beverages in the United States, Canada, the British Virgin Islands, the United States Virgin Islands, and the Cayman Islands and a substantial majority of its corporate segment (“CCE’s North American Business”) and will have $8.88 billion of Gross Indebtedness (as defined in the Merger Agreement). Following the Merger, CCE, as a subsidiary of TCCC, will also continue to own and be liable for a substantial majority of the assets and liabilities of the North American business, including CCE’s accumulated benefit obligations relating to CCE’s North American business. The Merger Agreement contains a provision for an adjustment payment between the parties based upon the working capital of CCE’s North American business as of the effective date of the Merger;

•

Immediately prior to the Merger, CCE will separate its European operations and transfer those businesses along with Coca-Cola Enterprises (Canada) Bottling Finance Company, and a related portion of its corporate segment to a new legal entity, International CCE Inc. (New CCE). Concurrently with the Merger, two indirect, wholly owned subsidiaries of New CCE will acquire TCCC’s bottling operations in Norway and Sweden pursuant to the Share Purchase Agreement dated as of March 20, 2010 (the “Norway-Sweden SPA”), for a purchase price of $822 million. The Norway-Sweden SPA contains provisions for adjustment payments between the parties based upon the working capital of the Norway and Sweden business as of the effective date of the Merger and the adjusted EBITDA (as defined) of the Norway and Sweden business for the twelve months ending December 31, 2010;

•

In the Merger, (i) each outstanding share of common stock of CCE, other than shares held by TCCC or any of its subsidiaries or with respect to which appraisal rights have been properly exercised and perfected under Delaware law, will be converted into the right to receive 1.000 share of New CCE common stock and cash consideration of $10.00, and (ii) TCCC, which currently owns approximately 34 percent of the outstanding shares of CCE, will become the owner of all of the shares of CCE common stock; and

•	Following the Merger, New CCE will be renamed Coca-Cola Enterprises, Inc. and its stock is expected to be listed for trading on the New York Stock Exchange under the symbol “CCE”.

For additional information about the transaction with TCCC, refer to Note 1 of the Notes to Combined Financial Statements contained in this proxy statement/prospectus.

Business

New CCE is a marketer, producer, and distributor of nonalcoholic beverages. New CCE markets, produces, and distributes its products to customers and consumers through licensed territory agreements in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands. New CCE operates in the highly competitive beverage industry and faces strong competition from other general and specialty beverage companies. New CCE’s financial results, like those of other beverage companies, are affected by a number of factors including, but not limited to, cost to manufacture and distribute products, general economic conditions, consumer preferences, local and national laws and regulations, availability of raw materials, fuel prices, and weather patterns.

Sales of New CCE’s products tend to be seasonal, with the second and third quarters accounting for higher unit sales of New CCE’s products than the first and fourth quarters. In a typical year, New CCE earns more than 60 percent of its annual operating income during the second and third quarters of the year.

Basis of Presentation

The accompanying unaudited Condensed Combined Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and expense allocations) considered necessary for fair presentation have been included. The Condensed Combined Financial Statements should be read in conjunction with the Combined Financial Statements and accompanying Notes contained in this proxy statement/prospectus.

New CCE’s Condensed Combined Financial Statements have been prepared on a “carve-out” basis from CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that will comprise New CCE as of the effective time of the Merger. These legal entities include all that were previously part of CCE’s European operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. All significant intercompany accounts and transactions among the legal entities that comprise New CCE have been eliminated.

The Condensed Combined Financial Statements also include an allocation of certain Corporate expenses related to services provided to New CCE by CCE. These expenses include the cost of executive oversight, information technology, legal, treasury, risk management, human resources, accounting and reporting, investor relations, public relations, internal audit, and certain global restructuring projects. The cost of these services has been allocated to New CCE based on specific identification when possible or, when the expenses were determined to be global in nature, based on the percentage of New CCE’s relative sales volume to total CCE sales volume for the periods presented. Management believes these allocations are a reasonable representation of the cost incurred for the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by New CCE had it been operating as an independent company for the periods presented (refer to Note 4).

Total interest expense represents interest incurred on New CCE’s third-party debt, as well as amounts due to CCE. No interest expense incurred by CCE has been allocated to New CCE as CCE’s third-party debt is not specifically related to New CCE’s operations.

Total equity represents CCE’s interest in the recorded net assets of New CCE, as well as other comprehensive income or loss attributable to New CCE. The CCE net investment balance represents the cumulative net investment by CCE in New CCE, including any prior net income and certain transactions between New CCE and CCE, such as allocated expenses. In addition, during the second quarter of 2010, New CCE made a cash contribution to CCE in connection with activities necessary to facilitate the Merger.

For reporting convenience, New CCE’s quarters close on the Friday closest to the end of the quarterly calendar period. The following table summarizes the number of selling days for the periods presented (based on a standard five-day selling week):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2010	66	65	65	65	261
2009	67	65	65	64	261

Change	(1)	—	—	1	—

NOTE 2—INVENTORIES

New CCE values its inventories at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The following table summarizes New CCE’s inventories as of July 2, 2010 and December 31, 2009 (in millions):

	July 2, 2010	December 31, 2009
Finished goods	$223	$193
Raw materials and supplies	106	95

Total inventories	$329	$288

NOTE 3—PROPERTY, PLANT, AND EQUIPMENT

The following table summarizes New CCE’s property, plant, and equipment as of July 2, 2010 and December 31, 2009 (in millions):

	July 2, 2010	December 31, 2009
Land	$114	$125
Building and improvements	706	773
Machinery, equipment, and containers	1,256	1,328
Cold drink equipment	1,309	1,403
Vehicle fleet	91	100
Furniture, office equipment, and software	226	243

Property, plant, and equipment	3,702	3,972
Less: Accumulated depreciation and amortization	(2,092)	(2,188)

	1,610	1,784
Construction in process	48	99

Property, plant, and equipment, net	$1,658	$1,883

NOTE 4—RELATED PARTY TRANSACTIONS

Transactions with TCCC

New CCE is a marketer, producer, and distributor principally of products of TCCC with greater than 90 percent of New CCE’s sales volume consisting of sales of TCCC products. New CCE’s license arrangements with TCCC are governed by licensed territory agreements. From time to time, the terms and conditions of programs with TCCC are modified.

The following table summarizes the transactions with TCCC that directly affected New CCE’s Condensed Combined Statements of Operations for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Amounts affecting net operating revenues:
Fountain syrup and packaged product sales	$5	$8	$10	$12

Amounts affecting cost of sales:
Purchases of syrup, concentrate, mineral water, and juice	$(531)	$(560)	$(1,024)	$(1,018)
Purchases of finished products	(7)	(1)	(14)	(5)
Marketing support funding earned	46	42	88	79

Total	$(492)	$(519)	$(950)	$(944)

For additional information about agreements and transactions with TCCC, refer to Note 3 of the Notes to Combined Financial Statements contained in this proxy statement / prospectus.

Transactions with CCE

Amounts Due To/From CCE

New CCE has amounts due to/from CCE that have various maturity dates and are typically issued at fixed interest rates that approximate interest rates in effect at the time of issuance. The total amount due to CCE was $925 million and $1 billion as of July 2, 2010 and December 31, 2009, respectively. These amounts are included in Amounts due to CCE on New CCE’s Condensed Combined Balance Sheets. During the second quarter and first six months of 2010, New CCE had interest expense related to these amounts of $13 million and $27 million, respectively, compared to interest expense of $17 million and $34 million during the second quarter and first six months of 2009, respectively. The total amount due from CCE was $40 million and $346 million as of July 2, 2010 and December 31, 2009, respectively. These amounts are included in Amounts due from CCE on New CCE’s Condensed Combined Balance Sheets. During the second quarter and first six months of 2010, New CCE had interest income related to these amounts of $5 million and $7 million, respectively, compared to interest income of $1 million and $4 million during the second quarter and first six months of 2009, respectively. For additional information about New CCE’s amounts due to/from CCE, refer to Note 6.

Allocation of CCE Corporate Expenses

The Condensed Combined Financial Statements also include an allocation of certain Corporate expenses related to services provided to New CCE by CCE. These expenses include the cost of executive oversight, information technology, legal, treasury, risk management, human resources, accounting and reporting, investor relations, public relations, internal audit, and certain global restructuring projects. The cost of these services has been allocated based on specific identification when possible or, when the expenses were determined to be global in nature, based on the percentage of New CCE’s relative sales volume to total CCE sales volume for the periods presented. Management believes these allocations are a reasonable representation of the cost of the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by New CCE had it been operating as an independent company for the periods presented. New CCE expects its annual Corporate operating expenses to total approximately $185 million (unaudited) as an independent company. The following table summarizes New CCE’s allocated expenses from CCE’s Corporate segment for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
New CCE’s allocated expenses	$50	$43	$88	$89

NOTE 5—DERIVATIVE FINANCIAL INSTRUMENTS

New CCE utilizes derivative financial instruments to mitigate its exposure to certain market risks associated with ongoing operations. The primary risks that New CCE seeks to manage through the use of derivative financial instruments include interest rate risk, currency exchange risk, and commodity price risk. All derivative financial instruments are recorded at fair value on the Condensed Combined Balance Sheets. New CCE does not use derivative financial instruments for trading or speculative purposes. While certain of New CCE’s derivative instruments are designated as hedging instruments, New CCE also enters into derivative instruments that are designed to hedge a risk, but are not designated as hedging instruments (referred to as an “economic hedge” or “non-designated hedges”). Changes in the fair value of these non-designated hedging instruments are recognized in the expense line item that is consistent with the nature of the hedged risk. New CCE is exposed to counterparty credit risk on all of its derivative financial instruments. New CCE has established and maintains strict counterparty credit guidelines and enters into hedges only with financial institutions that are investment grade or better. New CCE continuously monitors counterparty credit risk, and utilizes numerous counterparties to minimize its exposure to potential defaults. New CCE does not require collateral under these agreements.

The following table summarizes the fair value of New CCE’s assets and liabilities related to derivative financial instruments, and the respective line items in which they were recorded in New CCE’s Condensed Combined Balance Sheets as of July 2, 2010 and December 31, 2009 (in millions):

	Balance Sheets Location	July 2, 2010	December 31, 2009
Assets:
Derivatives designated as hedging instruments:
Interest rate swap agreements(A)	Prepaid expenses and other current assets	$16	$15
Non-U.S. currency contracts(B)	Prepaid expenses and other current assets	2	8

Total		18	23

Derivatives not designated as hedging instruments:
Commodity contracts	Prepaid expenses and other current assets	3	9

Total Assets		$21	$32

Liabilities:
Derivatives designated as hedging instruments:
Interest rate swap agreements(A)	Accounts payable and accrued expenses	$1	$1
Non-U.S. currency contracts(B)	Accounts payable and accrued expenses	19	4
Non-U.S. currency contracts	Other long-term obligations	18	11

Total		38	16

Derivatives not designated as hedging instruments:
Commodity contracts	Accounts payable and accrued expenses	1	—
Commodity contracts	Other long-term obligations	1	—

Total		2	—

Total Liabilities		$40	$16

(A)	Amounts include the gross interest receivable or payable on New CCE’s interest rate swap agreements.
(B)	Amounts include the gross interest receivable or payable on New CCE’s cross currency swap agreements.

Fair Value Hedges

To mitigate exposure to changes in the fair value of fixed-rate debt resulting from fluctuations in interest rates, New CCE utilizes certain interest rate swap agreements designated as fair value hedges. The gain or loss on the derivative and the offsetting gain or loss on the hedged item attributable to the hedged risk are recognized immediately in interest expense, net. The following table summarizes New CCE’s outstanding interest rate swap agreements designated as fair value hedges as of July 2, 2010 and December 31, 2009:

	July 2, 2010		December 31, 2009
Type	Notional Amount	Maturity Date	Notional Amount	Maturity Date
Fixed-to-floating interest rate swap	EUR 300 million	November 2010	EUR 300 million	November 2010

The following table summarizes the effect of the derivative financial instruments designated as fair value hedges on New CCE’s Condensed Combined Statements of Operations for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

		Three Months Ended		Six Months Ended
Fair Value Hedging Instruments(A)	Statements of Operations Location	2010	2009	2010	2009
Interest rate swap agreements	Interest expense, net	$(4)	$(1)	$(7)	$3
Fixed-rate debt	Interest expense, net	4	1	7	(3)

(A)	The amount of ineffectiveness associated with these hedging instruments was not material.

Cash Flow Hedges

Cash flow hedges are used to mitigate New CCE’s exposure to changes in cash flows attributable to currency fluctuations associated with certain forecasted transactions, including purchases of raw materials and services denominated in non-functional currencies and the payment of interest and principal on debt issuances in non-functional currencies. Effective changes in the fair value of these cash flow hedging instruments are recognized in Accumulated Other Comprehensive Income (AOCI) on New CCE’s Condensed Combined Balance Sheets. The effective changes are then recognized in the period that the forecasted purchases or payments impact earnings in the expense line item that is consistent with the nature of the underlying hedged item. Any changes in the fair value of these cash flow hedges that are the result of ineffectiveness are recognized immediately in the expense line item that is consistent with the nature of the underlying hedged item. The following table summarizes New CCE’s outstanding cash flow hedges as of July 2, 2010 and December 31, 2009 (all contracts denominated in a non-U.S. currency have been converted into USD using the period end spot rate):

	July 2, 2010		December 31, 2009
Type	Notional Amount	Latest Maturity	Notional Amount	Latest Maturity
Non-U.S. currency hedges	USD 684 million	March 2013	USD 457 million	March 2013

The following tables summarize the net of tax effect of derivative financial instruments designated as cash flow hedges on New CCE’s AOCI and Condensed Combined Statements of Operations for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Amount of Loss Recognized in AOCI on Derivative Instruments(A)
	Three Months Ended		Six Months Ended
Cash Flow Hedging Instruments	2010	2009	2010	2009
Non-U.S. currency contracts	$(9)	$(5)	$(23)	$(8)

		Amount of Gain (Loss) Reclassified from AOCI into Earnings(B)
		Three Months Ended		Six Months Ended
Cash Flow Hedging Instruments	Statements of Operations Location	2010	2009	2010	2009
Non-U.S. currency contracts	Cost of sales	$(2)	$4	$(2)	$7
Non-U.S. currency contracts	Other nonoperating income (expense), net	2	(4)	(10)	(1)

Total		$—	$—	$(12)	$6

(A)	The amount of ineffectiveness associated with these hedging instruments was not material.
(B)

Over the next 12 months, deferred losses totaling $8 million are expected to be reclassified from AOCI into the expense line item that is consistent with the nature of the underlying hedged item as the forecasted transactions occur.

Economic (Non-designated) Hedges

New CCE periodically enters into derivative instruments that are designed to hedge various risks, but are not designated as hedging instruments. These hedged risks include those related to currency and commodity price fluctuations associated with certain forecasted transactions, including purchases of raw materials in non-functional currencies, vehicle fuel, and aluminum. The following table summarizes New CCE’s outstanding economic hedges as of July 2, 2010 and December 31, 2009:

	July 2, 2010		December 31, 2009
Type	Notional Amount	Latest Maturity	Notional Amount	Latest Maturity
Non-U.S. currency hedges	USD 5 million	December 2010	USD 11 million	December 2010
Commodity hedges(A)	USD 45 million	December 2011	USD 55 million	December 2010

(A)	Commodity hedges relate to New CCE’s purchases of vehicle fuel and aluminum.

Changes in the fair value of outstanding economic hedges are recognized each reporting period in the expense line item that is consistent with the nature of the hedged risk. The following table summarizes the effect of New CCE’s non-designated derivative financial instruments on New CCE’s Condensed Combined Statements of Operations for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
Statements of Operations Location	2010	2009	2010	2009
Cost of sales	$(7)	$(2)	$(3)	$(3)
Selling, delivery, and administrative expenses	(3)	—	(1)	—
Interest expense, net	—	—	—	(3)

Total	$(10)	$(2)	$(4)	$(6)

Beginning in the third quarter of 2009, mark-to-market gains/losses related to New CCE’s non-designated hedges are included in New CCE’s Corporate segment operating results (refer to Note 12) until such time as the underlying hedge transaction affects the earnings of the Europe operating segment. In the period the underlying hedged transaction occurs, the accumulated mark-to-market gains/losses related to the hedged transaction are reclassified from New CCE’s Corporate segment into the earnings of the Europe operating segment. This treatment allows New CCE’s Europe operating segment to reflect the true economic effects of the non-designated hedge on the underlying hedged transaction in the period the hedged transaction occurs without experiencing the mark-to-market volatility associated with these hedges. Prior to the third quarter of 2009, out-of-year mark-to-market gains/losses related to non-designated hedges were not material.

As of July 2, 2010, New CCE’s Corporate segment included net mark-to-market gains on non-designated hedges totaling $3 million. These amounts will be reclassified into the earnings of the Europe operating segment when the underlying hedged transaction occurs. For additional information about New CCE’s segment reporting, refer to Note 12. The following table summarizes the deferred gain/(loss) activity in New CCE’s Corporate segment for the six months ended July 2, 2010 (in millions):

Gains/(Losses) Deferred at Corporate Segment(A)	Cost of Sales	SD&A	Total
Balance at December 31, 2009	$10	$—	$10
Losses incurred during the period and recorded in the Corporate segment	(1)	(1)	(2)
Less: Gains transferred to the Europe operating segment	5	—	5

Balance at July 2, 2010	$4	$(1)	$3

(A)

Over the next 12 months, deferred gains totaling $3 million are expected to be reclassified from New CCE’s Corporate segment into the earnings of the Europe operating segment as the forecasted transactions occur.

NOTE 6—DEBT

The following table summarizes New CCE’s debt as of July 2, 2010 and December 31, 2009 (in millions, except rates):

	July 2, 2010		December 31, 2009
	Principal Balance	Rates(A)	Principal Balance	Rates(A)
Canadian dollar commercial paper	$117	0.5%	$141	0.3%
Euro notes due 2010(B)	382	1.0	477	1.1
Swiss Franc note due 2013	188	4.4	193	4.4
Capital lease obligations(C)	36	—	44	—

Total third party debt(D)(E)	723		855
Less: current portion of third party debt	(509)		(620)

Third party debt, less current portion	$214		$235

Amounts due to CCE(F)	$925	5.8%	$1,015	5.8%

(A)	These rates represent the weighted average interest rates or effective interest rates on the balances outstanding, as adjusted for the effects of interest rate swap agreements, if applicable.
(B)	In May 2010, a 25 million Euro ($33 million), floating rate note matured.
(C)	These amounts represent the present value of New CCE’s minimum capital lease payments as of July 2, 2010 and December 31, 2009, respectively.
(D)	All of New CCE’s outstanding third party debt is guaranteed by CCE.
(E)

The total fair value of New CCE’s outstanding third party debt was $733 million and $863 million at July 2, 2010 and December 31, 2009, respectively. The fair value of New CCE’s third party debt is determined using quoted market prices for publicly traded instruments, and for non-publicly traded instruments through a variety of valuation techniques depending on the specific characteristics of the debt instrument, taking into account credit risk.

(F)

Due to the use of a centralized treasury function, CCE entered into certain debt arrangements on New CCE’s behalf and remitted the third party proceeds from these issuances to New CCE in the form of an intercompany loan. The loans entered into by New CCE with CCE have various maturity dates and typically have fixed rates that approximate interest rates in effect at the time of issuance.

Covenants

New CCE’s outstanding third party notes contain various provisions that, among other things, require limitation of the incurrence of certain liens or encumbrances in excess of defined amounts. New CCE was in compliance with these requirements as of July 2, 2010. These requirements currently are not, and it is not anticipated they will become, restrictive to New CCE’s liquidity or capital resources.

NOTE 7—COMMITMENTS AND CONTINGENCIES

Legal Contingencies

In connection with the agreements entered into between CCE and TCCC on February 25, 2010, three putative class action lawsuits were filed in the Superior Court of Fulton County, Georgia, and five putative class action lawsuits were filed in Delaware Chancery Court between the announcement date, and the present. The lawsuits are similar and assert claims on behalf of CCE’s shareholders for various breaches of fiduciary duty in connection with the agreement. The lawsuits name CCE, the CCE Board of Directors, and TCCC as defendants. Plaintiffs in each case seek to enjoin the transaction, to declare the deal void and rescind the transaction if it is consummated, to require disgorgement of all profits the defendants receive from the transaction, and to recover damages, attorneys’ fees, and litigation expenses. The Georgia cases were consolidated by orders entered

March 25, 2010 and April 9, 2010, and the Delaware cases were consolidated on March 16, 2010. CCE believes the cases to be without merit and intends to defend them vigorously. For additional information about the Merger Agreement between CCE and TCCC, refer to Note 1.

During early 2008, the United Kingdom’s Office of Fair Trading (OFT) commenced an investigation in connection with the four largest grocery retailers in the United Kingdom, as well as a large number of their suppliers, including New CCE, regarding alleged involvement in the coordination of retail prices among retailers. As part of the investigation, the OFT sent New CCE a request for information, and New CCE provided the requested information to the OFT for their inspection. The first inspection of data occurred in October 2008. The OFT completed their initial evidence review in November 2009. In February 2010, New CCE met with the OFT to discuss the scope of the investigation and next steps. The OFT advised New CCE that it had reasonable grounds for suspecting an infringement by New CCE; however, based on current evidence it has not formed a “belief” that an infringement has occurred. The OFT has requested additional information from New CCE and certain of New CCE’s retail customers, but has not reached a decision regarding New CCE’s alleged involvement in the coordination of retail prices. Because the investigation is still in its early stages, it is not possible for New CCE to predict the ultimate outcome of this matter at this time.

Tax Audits

New CCE’s tax filings for various periods are subjected to audit by tax authorities in most jurisdictions in which New CCE does business. These audits may result in assessments of additional taxes that are subsequently resolved with the authorities or potentially through the courts. New CCE believes it has adequately provided for any assessments that could result from those proceedings where it is more likely than not that New CCE will pay some amount.

Indemnifications

In the normal course of business, New CCE enters into agreements that provide general indemnifications. New CCE has not made significant indemnification payments under such agreements in the past, and New CCE believes the likelihood of incurring such obligations in the future is remote. Furthermore, New CCE cannot reasonably estimate future potential payment obligations because New CCE cannot predict when and under what circumstances they may be incurred. As a result, New CCE has not recorded a liability in its Condensed Combined Financial Statements with respect to these general indemnifications.

NOTE 8—EMPLOYEE BENEFIT PLANS

Pension Plans

New CCE sponsors a number of defined benefit pension plans. The following table summarizes the net periodic benefit costs of New CCE’s pension plans for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Components of net periodic benefit costs:
Service cost	$10	$8	$21	$16
Interest cost	11	11	24	22
Expected return on plan assets	(15)	(13)	(31)	(26)
Amortization of net prior service cost	1	1	1	1
Amortization of actuarial loss	2	—	4	—

Net periodic benefit cost	$9	$7	$19	$13

Contributions

Contributions to New CCE’s pension plans totaled $59 million and $17 million during the six months ended July 2, 2010 and July 3, 2009, respectively. The following table summarizes New CCE’s projected contributions for the full year ending December 31, 2010, as well as actual contributions for the year ended December 31, 2009 (in millions):

	Projected(A) 2010	Actual(A) 2009
Total pension contributions	$79	$87

(A)

These amounts represent only company-paid contributions. For additional information about the funded status of New CCE’s defined benefit pension plans, refer to Note 9 of the Notes to Combined Financial Statements contained in this proxy statement/prospectus.

NOTE 9—INCOME TAXES

New CCE’s effective tax rate was approximately 20 percent and 19 percent for the six months ended July 2, 2010 and July 3, 2009, respectively. The following table provides a reconciliation of the income tax expense at the statutory U.S. federal rate to New CCE’s actual income tax expense for the six months ended July 2, 2010 and July 3, 2009 (in millions):

	Six Months Ended
	2010	2009
U.S. federal statutory expense	$139	$123
Taxation of European and Canadian operations, net	(62)	(60)
Valuation allowance change	(1)	—
Other, net	3	3

Total provision for income taxes	$79	$66

NOTE 10—COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and other adjustments, including items such as non-U.S. currency translation adjustments, pension plan liability adjustments, and changes in the fair value of certain derivative financial instruments qualifying as cash flow hedges. New CCE does not provide income taxes on currency translation adjustments, as the earnings from New CCE’s non-U.S. subsidiaries are considered to be indefinitely reinvested.

The following table summarizes New CCE’s comprehensive (loss) income for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Net income	$199	$197	$319	$285
Currency translations	(98)	190	(287)	178
Pension plan liability adjustments, net of tax	1	1	3	1
Cash flow hedges, net of tax	(9)	(5)	(11)	(14)

Net comprehensive (loss) income adjustments, net of tax	(106)	186	(295)	165

Comprehensive income	$93	$383	$24	$450

NOTE 11—RESTRUCTURING ACTIVITIES

The following table summarizes restructuring costs identified as specific to New CCE, by segment, for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Europe(A)	$1	$2	$2	$3
Corporate(B)	8	5	9	15

Total	$9	$7	$11	$18

(A)	These amounts represent restructuring costs incurred by CCE’s European segment.
(B)

These amounts represent restructuring costs recorded by CCE’s Corporate segment that were specifically incurred on behalf of CCE’s European operating segment. These amounts do not include costs related to global CCE projects recorded by CCE’s Corporate segment that were allocated to New CCE based on the percentage of New CCE’s relative sales volume to total CCE sales volume for the periods presented (refer to Note 4).

Supply Chain Initiatives and Business Optimization

During the three and six months ended July 2, 2010, New CCE recorded restructuring charges totaling $9 million and $11 million, respectively, and during the three and six months ended July 3, 2009, New CCE recorded restructuring charges totaling $2 million and $3 million, respectively, primarily related to optimizing certain business information system processes, streamlining its cooler services business, and harmonizing its plant operations. These charges were included in SD&A expenses. New CCE expects to be substantially complete with these restructuring activities by the end of 2011. The cumulative cost of these projects as of July 2, 2010 was approximately $20 million.

The following table summarizes these restructuring activities for the six months ended July 2, 2010 and for the year ended December 31, 2009 (in millions):

	Severance Pay and Benefits	Consulting, Relocation, and Other	Total
Balance at December 31, 2008	$—	$—	$—
Provision	4	5	9
Cash payments	(2)	(5)	(7)
Other	(2)	—	(2)

Balance at December 31, 2009	$—	$—	$—
Provision	10	1	11
Cash payments	(1)	(1)	(2)

Balance at July 2, 2010	$9	$—	$9

Business Reorganization and Process Standardization

During the three and six months ended July 3, 2009, New CCE recorded restructuring charges totaling $5 million and $15 million, respectively, related to the creation of a more efficient supply chain and order fulfillment structure and to streamline and reduce the cost structure of back-office functions in the areas of accounting and human resources. These charges were included in SD&A expenses. As of December 31, 2009, New CCE had completed these restructuring activities. The cumulative cost of this program was $63 million.

The following table summarizes these restructuring activities for the six months ended July 2, 2010 (in millions):

	Severance Pay and Benefits	Consulting, Relocation, and Other	Total
Balance at December 31, 2009	$16	$1	$17
Cash payments	(7)	—	(7)

Balance at July 2, 2010	$9	$1	$10

NOTE 12—OPERATING SEGMENT

New CCE operates in one industry and has one operating segment. This segment derives its revenues from marketing, producing, and distributing nonalcoholic beverages. No single customer accounted for more than 10 percent of the net operating revenues during the six months ended July 2, 2010 and July 3, 2009.

New CCE’s segment operating income includes the segment’s revenue, if any, less substantially all of the segment’s cost of production, distribution, and administration. New CCE evaluates segment performance based on several factors, of which net operating revenues and operating income are the primary financial measures.

New CCE’s Corporate segment includes the allocation of certain Corporate expenses related to services provided to New CCE by CCE. These expenses include the cost of executive oversight, legal, treasury, risk management, human resources, accounting and reporting, investor relations, public relations, internal audit, and certain global restructuring projects. The cost of these services has been allocated based on specific identification when possible or, when the expenses were determined to be global in nature, based on the percentage of New CCE’s relative sales volume to total CCE volume for the periods presented. Management believes these allocations are a reasonable representation of the cost of the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by New CCE had it been operating as an independent company for the periods presented.

Additionally, beginning in the third quarter of 2009, the mark-to-market gains/losses related to New CCE’s non-designated hedges are included in New CCE’s Corporate segment until such time as the underlying hedge transaction affects the earnings of the operating segment. In the period the underlying hedged transaction occurs, the accumulated mark-to-market gains/losses related to the hedged transaction are reclassified from the Corporate segment into the earnings of the operating segment. This treatment allows New CCE’s operating segments to reflect the true economic effects of the underlying hedged transaction without experiencing the mark-to-market volatility associated with these non-designated hedges. Prior to the third quarter of 2009, out-of-year mark-to-market gains/losses related to New CCE’s non-designated hedges were not material. For additional information about New CCE’s non-designated hedges, refer to Note 5.

The following table summarizes selected financial information related to New CCE’s operating segment for the three and six months ended July 2, 2010 and July 3, 2009 (in millions):

	Europe	Corporate	Combined
Three months ended July 2, 2010:
Net operating revenues	$1,731	$—	$1,731
Operating income(B)	326	(61)	265
Three months ended July 3, 2009:
Net operating revenues	$1,774	$—	$1,774
Operating income	308	(43)	265
Six months ended July 2, 2010:
Net operating revenues(A)	$3,239	$—	$3,239
Operating income(B)	527	(95)	432
Capital asset investments	124	—	124
Six months ended July 3, 2009:
Net operating revenues(A)	$3,169	$—	$3,169
Operating income	483	(89)	394
Capital asset investments	115	—	115

(A)

Great Britain contributed approximately 38 percent of total net operating revenues during the six months ended July 2, 2010 and July 3, 2009. France contributed approximately 33 percent and 34 percent of total net operating revenues during the six months ended July 2, 2010 and July 3, 2009, respectively. Belgium contributed approximately 19 percent and 18 percent of total net operating revenues during the six months ended July 2, 2010 and July 3, 2009, respectively. The Netherlands contributed approximately 10 percent of total net operating revenues during the six months ended July 2, 2010 and July 3, 2009.

(B)

New CCE’s Corporate operating income for the three and six months ended July 2, 2010 includes net mark-to-market losses on its non-designated hedges totaling approximately $11 million and $7 million, respectively. These losses will be reclassified into the earnings of the Europe operating segment when the underlying hedged transaction occurs during 2010. For additional information about New CCE’s non-designated hedges, refer to Note 5.

NOTE 13—FAIR VALUE MEASUREMENTS

The following tables summarize New CCE’s non-pension financial assets and liabilities recorded at fair value on a recurring basis (at least annually) as of July 2, 2010 and December 31, 2009 (in millions):

	July 2, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative assets(B)	$21	$—	$21	$—

Derivative liabilities(B)	$(40)	$—	$(40)	$—

	December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Money market funds(A)	$143	$—	$143	$—
Derivative assets(B)	32	—	32	—

Total assets	$175	$—	$175	$—

Derivative liabilities(B)	$(16)	$—	$(16)	$—

(A)

New CCE has investments in certain money market funds that hold government securities. New CCE classifies these investments as cash equivalents due to their short-term nature and the ability for them to be readily converted into known amounts of cash. The carrying value of these investments approximates fair value because of their short maturities. These investments are not publicly traded, so their fair value is determined based on the values of the underlying investments in the money market funds. Refer to Note 1 of the Notes to Combined Financial Statements contained in this proxy statement/prospectus.

(B)

New CCE calculates derivative asset and liability amounts using a variety of valuation techniques, depending on the specific characteristics of the hedging instrument, taking into account credit risk. Refer to Note 5 of the Notes to Combined Financial Statements contained in this proxy statement/prospectus.